Exhibit 10.2

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of April 23, 2004, among CONGRESS FINANCIAL CORPORATION (CENTRAL) (“Congress”), as Credit Agent, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Collateral Agent, DELCO REMY INTERNATIONAL, INC. and each SUBSIDIARY GUARANTOR listed on Schedule I hereto.

W I T N E S S E T H :

WHEREAS, the Company (such term and each other capitalized term used herein having the meanings set forth in Section 1 below), certain of the Company’s Subsidiaries, certain lenders and Congress, as administrative agent, are parties to the Second Amended and Restated Loan and Security Agreement dated as of April 23, 2004 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Obligations of the Company under the Credit Agreement are secured by various assets of the Company and certain Subsidiaries thereof;

WHEREAS, the Company, certain Subsidiaries of the Company and the Trustee have entered into the Indenture dated as of April 23, 2004 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Notes shall be governed; and

WHEREAS, the Company, certain subsidiaries of the Company, the Trustee and the Credit Agent are entering into this Agreement to set forth, among other things, certain rights and priorities with respect to the Senior Lender Collateral and the Noteholder Collateral;

Now, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. (a) Definitions. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including any automated clearing house transfers of funds or any similar transactions.

“Common Collateral” means all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Noteholder Collateral.

“Company” means Delco Remy International, Inc., a Delaware corporation, and its successors.

“Comparable Noteholder Collateral Document” means, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, that Noteholder Collateral Document that creates a Lien on the same Common Collateral, granted by the same Grantor.

“Credit Agent” means Congress, in its capacity as administrative agent under the Credit Agreement, and its successors as collateral agent for the Senior Lenders (or if there is more than one such successor agent, such agent as is designated as “Credit Agent” by Senior Lenders holding a majority of the Senior Lender Claims then outstanding) under the Senior Credit Agreement exercising substantially the same rights and powers.

“Deposit Account” has the meaning set forth in the Uniform Commercial Code.

“Deposit Account Collateral” means that part of the Common Collateral comprised of or contained in Deposit Accounts or Securities Accounts.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in Section 5.6, payment in full in cash of (a) all Obligations in respect of all outstanding First-Lien Indebtedness and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Senior Credit Agreement, in each case after or concurrently with termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“First-Lien Indebtedness” means (a) all Indebtedness incurred by the Company and its Subsidiaries pursuant to the Credit Agreement and secured by a Permitted Lien (as defined in the Indenture) described in clause (7) of the definition thereof, (b) all other Obligations (not constituting Indebtedness) of the Company and its Subsidiaries under the agreements governing such Indebtedness and (c) all other Obligations of Parent, the Company and its Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in connection with such first-lien Indebtedness.

“Future First-Lien Indebtedness” means any First-Lien Indebtedness other than Indebtedness incurred pursuant to the Credit Agreement.

“Grantors” means the Company and each of the Subsidiaries that has executed and delivered a Noteholder Collateral Document or a Senior Collateral Document.

“Hedging Obligations” means, with respect to any Person, all obligations and liabilities, whether now owing or hereafter arising, of such Person in respect of (a) interest rate, commodity or currency swap agreements, interest rate, commodity or currency cap agreements, interest rate, commodity or currency collar agreements or (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices and/or currency exchange rates.

“Indebtedness” means and includes all obligations that constitute “Indebtedness” within the meaning of the Indenture or the Senior Credit Agreement.

“Indenture” has the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Noteholder Claims” means all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee thereunder.

“Noteholder Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Noteholder Claim.

“Noteholder Collateral Documents” means the Noteholder Security Agreement, the Noteholder Mortgages and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

“Noteholder Documents” means (a) the Indenture, the Notes, the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Noteholder Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Noteholder Claims or under which rights or remedies with respect o any such Liens are governed.

“Noteholder Security Agreement” means the Collateral Agreement dated as of April 23, 2004, among the Company, certain other domestic Grantors and the Trustee.

“Noteholders” means the Persons holding Noteholder Claims.

“Notes” means (a) the initial $125.0 million in aggregate principal amount of second-priority senior secured floating rate notes due 2009 to be issued by the Company pursuant to the Indenture, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement dated as of April 23, 2004, among the Company, certain Subsidiaries of the Company and the initial purchasers party thereto and (c) any additional notes issued under the Indenture by the Company, to the extent permitted by the Indenture and the Credit Agreement.

“Obligations” means, with respect to any Indebtedness, any and all obligations, whether now owing or hereafter arising, with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing such Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations and (d) any Cash Management Obligations or Hedging Obligations owing to any of the Senior Lenders or any affiliates thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Pledged Collateral” means (a) the Common Collateral in the possession of the Credit Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code and (b) the “Pledged Collateral” under, and as defined in, the Noteholder Security Agreement that is Common Collateral.

“Recovery” has the meaning set forth in Section 6.4.

“Required Lenders” means, with respect to any Senior Credit Agreement, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent or departure from the Senior Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Credit Agreement).

“Securities Account” has the meaning set forth in the Uniform Commercial Code.

“Senior Collateral Documents” means the Credit Agreement and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Senior Credit Agreement” means the Credit Agreement and any other agreement governing Future First-Lien Indebtedness.

“Senior Lender Cash Management Obligations” means any Cash Management Obligations secured by any Common Collateral under the Senior Collateral Documents.

“Senior Lender Claims” means (a) all First-Lien Indebtedness outstanding, including any Future First-Lien Indebtedness and (b) all other Obligations (not constituting Indebtedness under any such First-Lien Indebtedness), including all Senior Lender Hedging Obligations and Senior Lender Cash Management Obligations. Senior Lender Claims shall include all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Document whether or not the claim for such interest or expenses is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Senior Lender Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Lender Claim.

“Senior Lender Documents” means the Senior Credit Agreement, the Senior Collateral Documents and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Senior Lender Hedging Obligation or Senior Lender Cash Management Obligation) providing for, evidencing or securing any Obligation under the Credit Agreement or any Future First-Lien Indebtedness and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing or securing any Indebtedness arising under any Senior Lender Document.

“Senior Lender Hedging Obligations” means any Hedging Obligations secured by any Common Collateral under the Senior Collateral Documents.

“Senior Lenders” means the Persons holding Senior Lender Claims, including the Credit Agent.

“Subsidiary” means any “Subsidiary” of the Company as defined in the Indenture.

“Trustee” means Deutsche Bank National Trust Company, in its capacity as trustee under the Indenture and collateral agent under the Noteholder Collateral Documents, and its permitted successors.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

(b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities.

2.1 Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Trustee or the Noteholders on the Common Collateral or of any Liens granted to the Credit Agent or the Senior Lenders on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Noteholder Documents or the Senior Lender Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of the Credit Agent or any Senior Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any of the Noteholder Claims and (b) any Lien on the Common Collateral securing any Noteholder Claims now or hereafter held by or on behalf of the Trustee or any Noteholders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Noteholder Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2 Prohibition on Contesting Liens. Each of the Trustee, for itself and on behalf of each Noteholder, and the Credit Agent, for itself and on behalf of each Senior Lender, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority, validity or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of the Credit Agent or any of the Senior Lenders in any Senior Lender Collateral or (b) a Lien securing any Noteholder Claims held (or purported to be held) by or on behalf of any of the Noteholders in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Credit Agent or any Senior Lender to enforce this Agreement, including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1.

2.3 No New Liens. Subject to Section 11.03 of the Indenture, so long as the Discharge of Senior Lender Claims has not occurred, the parties hereto agree that, after the date hereof, if the Trustee shall hold any Lien on any assets of the Company or any other Grantor securing any Noteholder Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, the Trustee, upon demand by the Credit Agent or the Company, will assign such Lien to the Credit Agent as security for the Senior Lender Claims (in which case the Trustee may retain a junior lien on such assets subject to the terms hereof).

2.4 Perfection of Liens. Neither the Credit Agent nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Trustee and the Noteholders. The provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the respective Senior Lenders and the Noteholders and shall not impose on the Credit Agent, the Trustee, the Noteholders or the Senior Lenders any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 3. Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) the Trustee and the Noteholders will not (x) exercise or seek to exercise any rights or remedies (including set-off) with respect to any Common Collateral in respect of any Noteholder Claims, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral by the Credit Agent or any Senior Lender in respect of Senior Lender Claims, the exercise of any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Trustee or any Noteholder either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise in respect of

Senior Lender Claims, or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of Senior Lender Claims and (ii) except as otherwise provided herein, the Credit Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Trustee or any Noteholder; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company, the Trustee may file a claim or statement of interest with respect to the Noteholder Claims and (B) the Trustee may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of the Credit Agent or the Senior Lenders to exercise remedies in respect thereof) in order to preserve or protect the perfection and priority (vis-a-vis Persons other than the Senior Lenders) of its Lien on the Common Collateral. In exercising rights and remedies with respect to the Senior Lender Collateral, the Credit Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Lender Claims has not occurred, the Trustee, on behalf of itself and the Noteholders, agrees that it will not, in the context of its role as secured creditor, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Common Collateral in respect of Noteholder Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1 (a), the sole right of the Trustee and the Noteholders with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of Noteholder Claims pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Lender Claims has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.l(a), (i) the Trustee, for itself and on behalf of the Noteholders, agrees that the Trustee and the Noteholders will not take any action that would hinder any exercise of remedies undertaken by the Credit Agent or the Senior Lenders with respect to the Common Collateral under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) the Trustee, for itself and on behalf of the Noteholders, hereby waives any and all rights it or the Noteholders may have as a junior lien creditor or otherwise to object to the manner in which the Credit Agent or the Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Common Collateral in respect of Senior Lender Claims, regardless of whether any action or failure to act by or on behalf of the Credit Agent or Senior Lenders is adverse to the interest of the Noteholders.

(d) The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Noteholder Document shall be deemed to restrict in any way the rights and remedies of the Credit Agent or the Senior Lenders with respect to the Common Collateral as set forth in this Agreement and the Senior Lender Documents.

3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3. l(a), the Trustee, on behalf of itself and the Noteholders, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the Credit Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the Noteholder Documents or otherwise in respect of the Noteholder Claims.

Section 4. Payments.

4.1 Application of Proceeds. After an event of default under the First-Lien Indebtedness has occurred with respect to which the Credit Agent has provided written notice to the Trustee, and until such event of default is cured or waived, so long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the Credit Agent to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of the Senior Lender Claims, the Credit Agent shall deliver promptly to the Trustee any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Trustee to the Noteholder Claims in such order as specified in the relevant Noteholder Documents.

4.2 Payments Over. Any Common Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any right or remedy (including set-off) relating to the Common Collateral in contravention of this Agreement shall be segregated and held for the benefit of and forthwith paid over to the Credit Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Credit Agent is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable.

Section 5. Other Agreements.

5.1 Releases.

(a) If, at any time any Grantor or the holder of any Senior Lender Claim delivers notice to the Trustee that any specified Common Collateral (including, without limitation all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) is sold, transferred or otherwise disposed of:

(i) by the owner of such Common Collateral in a transaction permitted under the Senior Credit Agreement and the Indenture; or

(ii) during the existence of any Event of Default under (and as defined in) the Senior Credit Agreement to the extent the Credit Agent has consented to such sale, transfer or disposition:

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Trustee upon such Collateral will automatically be released and discharged as and when and to the extent such Liens on such Collateral securing Senior Lender Claims are released and discharged. Upon delivery to the Trustee of a notice from the Credit Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective, the Trustee will promptly execute and deliver such instruments, releases, termination statement or other documents confirming such release on customary terms. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the Noteholders, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent the guarantee by such Grantor or Subsidiary of Senior Lender Claims is released and discharged.

(b) The Trustee, for itself and on behalf of the Noteholders, hereby irrevocably constitutes and appoints the Credit Agent and any officer or agent of the Credit Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or such holder or in the Credit Agent’s own name, from time to time in the Credit Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Lender Claims has occurred, the Trustee, for itself and on behalf of the Noteholders, hereby consents to the application, whether prior to or after default, of Deposit Account Collateral or proceeds of Common Collateral to the repayment of Senior Lender Claims pursuant to the Senior Credit Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Trustee or the Noteholders to receive proceeds in connection with the Noteholder Claims not otherwise in contravention of this agreement.

5.2 Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, the Credit Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid to the Credit Agent for the benefit of the Senior Lenders to the extent required under the Senior Lender Documents in respect of the Senior Lender Claims and thereafter to the Trustee for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Credit Agent in accordance with the terms of Section 4.2.

5.3 Amendments to Noteholder Collateral Documents.

(a) Without the prior written consent of the Credit Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Trustee agrees that each Noteholder Collateral Document shall include the following language (or language to similar effect approved by the Credit Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Trustee pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to Congress Financial Corporation (Central), as agent, for the benefit of the lenders referred to below, pursuant to the Second Amended and Restated Loan and Security Agreement, dated as of April 23, 2004 (as restated, amended, modified or supplemented) by and among Delco Remy International, Inc., the other “Borrowers” named therein, Congress Financial Corporation (Central), as Administrative Agent and US Collateral Agent, and the lenders party thereto and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement, dated as of April 23, 2004 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Congress Financial Corporation Central (Central), as Credit Agent, Deutsche Bank National Trust Company, as Trustee, Delco Remy International, Inc. and the subsidiary guarantors party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the Credit Agent or the Senior Lenders enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Credit Agent, the Senior Lenders, the Company or any other Grantor thereunder (including, without limitation, the release of any Liens in Senior Lender Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Trustee or the Noteholders and without any action by the Trustee or the Company; provided, however, that (A) if any such amendment, waiver or consent could reasonably be expected to be adverse to the Noteholders or the interest of the Noteholders in the Noteholder Collateral, such amendment, waiver or consent shall not apply to any Noteholder Collateral Document unless, at the time of such amendment, waiver or consent, Bank Indebtedness (as defined in the Indenture) (including commitments in respect thereof to the extent that such commitments are subject only to borrowing base requirements or other reasonable and customary funding conditions and are then available to be funded at the election of the Company) of no less than $35.0 million (after giving effect to all borrowing base calculations, as reasonably determined by the Credit Agent) is then outstanding and (B) written notice of such amendment, waiver or consent shall have been given to the Trustee. Notwithstanding the foregoing, no such amendment, waiver or consent shall have the effect of releasing assets subject to the Lien of the Noteholder Collateral Document, except to the extent that a release of such Lien is permitted by Section 11.03 of the Indenture.

5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Trustee and the Noteholders may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Noteholder Claims in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of Noteholder Claims held by any of them. In the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Noteholder Claims, such judgment lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Credit Agent or the Senior Lenders may have with respect to the Senior Lender Collateral.

5.5 Bailee for Perfection.

(a) The Credit Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.5.

(b) The Credit Agent agrees to hold the Deposit Account Collateral that is part of the Common Collateral and controlled by the Credit Agent for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.5.

(c) Except as otherwise specifically provided herein (including, without limitation, Sections 3.1 and 4.1), until the Discharge of Senior Lender Claims has occurred, the

Credit Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Noteholder Collateral Documents did not exist. The rights of the Trustee and the Noteholders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The Credit Agent shall have no obligation whatsoever to the Trustee or any Noteholder to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the Credit Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee for the Trustee for purposes of perfecting the Lien held by the Trustee.

(e) The Credit Agent shall not have by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Trustee or any Noteholder and the Trustee and the Noteholders hereby waive and release the Credit Agent from all claims and liabilities arising pursuant to the Credit Agent’s role under this Section 5.5, as agent and bailee with respect to the Common Collateral.

(f) Upon the Discharge of Senior Lender Claims, the Credit Agent shall deliver to the Trustee, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and the Deposit Account Collateral (if any) together with any necessary endorsements (or otherwise allow the Trustee to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereto and shall indemnify the Credit Agent for loss or damage suffered by the Credit Agent as a result of such transfer except for loss or damage suffered by the Credit Agent as a result of its own wilful misconduct or bad faith. The Credit Agent has no obligation to follow instructions from the Trustee in contravention of this Agreement.

(g) Neither the Credit Agent nor the Senior Lenders shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the Credit Agent or the Senior Lenders under the Senior Credit Agreement or the Senior Collateral Documents or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security shall be cumulative and in addition to all other rights, however existing or arising.

5.6 When Discharge of Senior Lender Claims Deemed to Not Have Occurred. If at any time after the Discharge of Senior Lender Claims has occurred the Company incurs and designates any Future First-Lien Indebtedness, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and the applicable agreement governing such Future First-Lien Indebtedness shall automatically be treated as the Senior Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein. Upon receipt of notice of such designation (including the identity of the new Credit Agent), the Trustee shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Credit Agent shall reasonably request in writing in order to provide the new Credit Agent the rights of the Credit Agent contemplated hereby and (ii) deliver to the Credit Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such Credit Agent to obtain control of such Pledged Collateral).

Section 6. Insolvency or Liquidation Proceedings.

6.1 Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Credit Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no (a) objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the proviso in clause (ii) of Section 3.1(a) and Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Senior Credit Agreement or, if no Senior Credit Agreement exists, under the other Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (b) objection and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by Credit Agent or any holder of Senior Lender Claims, (c) objection and will not otherwise contest any lawful exercise by any holder of Senior Lender Claims of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Collateral, (d) objection or otherwise contest any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Senior Lender Collateral or (e) objection or otherwise contest any order relating to a sale of assets of any Grantor for which the Credit Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Noteholder Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Collateral rank to the Liens securing the Noteholder Collateral in accordance with this Agreement.

6.2 Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Credit Agent and the Required Lenders.

6.3 Adequate Protection. The Trustee, on behalf of itself and the Noteholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Credit Agent or the Senior Lenders for adequate protection or (b) any objection by the Credit Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Credit Agent’s or the Senior Lenders’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Trustee, on behalf of itself and any of the Noteholders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (ii) in the event the Trustee, on behalf of itself and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or any of the Noteholders, agrees that the Credit Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Noteholder Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.

6.4 Preference Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Lender Claims shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5 Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6 506(c) Claims. Until the Discharge of Senior Lender Claims, the Trustee on behalf of itself and the Noteholders will not assert or enforce any claim under § 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral.

Section 7. Reliance; Waivers; etc.

7.1 Reliance. The consent by the Senior Lenders to the execution and delivery of the Noteholder Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior

Lenders to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Trustee, on behalf of itself and the Noteholders, acknowledges that it and the Noteholders have, independently and without reliance on the Credit Agent or any Senior Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

7.2 No Warranties or Liability. The Trustee, on behalf of itself and the Noteholders, acknowledges and agrees that each of the Credit Agent and the Senior Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Credit Agent nor any Senior Lender shall have any duty to the Trustee or any of the Noteholders to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Noteholder Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Intercreditor Agreement, the Credit Agent, the Senior Lenders, the Trustee and the Noteholders have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Noteholder Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

7.3 Obligations Unconditional. All rights, interests, agreements and obligations of the Credit Agent and the Senior Lenders and the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Lender Documents or any Noteholder Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Lender Document or of the terms of the Indenture or any other Noteholder Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Noteholder Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Lender Claims, or of the Trustee or any Noteholder in respect of this Agreement.

Section 8. Miscellaneous.

8.1 Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lender Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

8.2 Continuing Nature of this Agreement; Severability. Subject to Section 6.4 hereof, this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or the Credit Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are affected.

8.4 Information Concerning Financial Condition of the Company and the Subsidiaries. The Credit Agent, the Senior Lenders, the Trustee and the Noteholders, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the Noteholder Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Noteholder Claims or the Senior Lender Claims. The Credit Agent, the Senior Lenders, the Trustee and the Noteholders shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Credit Agent, any of the Senior Lenders, the Trustee, or any of the Noteholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Credit Agent, the Senior Lenders, the Trustee and the Noteholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. The Trustee, on behalf of itself and the Noteholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

8.6 Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, the Trustee, on behalf of itself and the Noteholders, assents to any such extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.

8.8 Notices. All notices to the Noteholders and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee and the Credit Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The Credit

Agent hereby agrees to deliver the notice contemplated in Section 11.09 of the Indenture to the Trustee promptly upon payment in full in cash of all Indebtedness under the Credit Agreement.

8.9 Further Assurances. Each of the Trustee, on behalf of itself and the Noteholders, and the Credit Agent, on behalf of itself and the Senior Lenders, agrees that each of them shall take such further action and shall execute and deliver to the Credit Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the Credit Agent or the Senior Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Credit Agent, the Senior Lenders, the Trustee, the Noteholders, the Company, the Company’s Subsidiaries party hereto and their respective permitted successors and assigns.

8.12 Specific Performance. The Credit Agent may demand specific performance of this Agreement. The Trustee, on behalf of itself and the Noteholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Credit Agent.

8.13 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Credit Agent represents and warrants that this Agreement is binding upon the Lenders. The Trustee represents and warrants that this Agreement is binding upon the Noteholders.

8.16 No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Noteholder Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18 Credit Agent and Trustee. It is understood and agreed that (a) Congress is entering into this Agreement in its capacity as administrative agent and the provisions of Section 12 of the Credit Agreement applicable to Congress as administrative agent thereunder shall also apply to Congress as Credit Agent hereunder and (b) Deutsche Bank National Trust Company is entering in this Agreement in its capacity as Trustee and the provisions of Article 7 of the Indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

8.19 Relative Rights. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Credit Agreement or the Indenture or any other Senior Lender Documents or Noteholder Documents entered into in connection with the Senior Credit Agreement or the Indenture or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Documents entered into in connection with the Senior Credit Agreement or the Indenture or any other Noteholder Documents entered into in connection with the Indenture, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Lenders, (c) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Document entered into in connection with the Senior Credit Agreement or the Indenture or any other Noteholder Documents entered into in connection with the Indenture.

8.20 Indenture Reference. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved in writing by, or on behalf of, the requisite holders of Senior Lender Claims as are needed under the terms of the Senior Credit Agreement to approve such amendment or modification.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CREDIT AGENT: CONGRESS FINANCIAL CORPORATION (CENTRAL),

By:	/s/ Anthony Vizgirda
	Name:	ANTHONY VIZGIRDA
	Title:	First Vice President

	Address:	Congress Financial Corporation (Central) 150 S. Wacker Drive, Suite 2200 Chicago, IL 60606

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRUSTEE: DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee,

By:	/s/ Safet Kalabovic
	Name:	Safet Kalabovic
	Title:	Vice President
Address:

COLLATERAL AGENT: DEUTSCHE BANK NATIONAL TRUST COMPANY, as Collateral Agent,

By:	/s/ Safet Kalabovic
	Name:	Safet Kalabovic
	Title:	Vice President
Address:

The foregoing Intercreditor Agreement is hereby confirmed and accepted as of the date first above written.

DELCO REMY INTERNATIONAL, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

Address:

DELCO REMY AMERICA, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President & Secretary

NABCO, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

POWER INVESTMENTS, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

FRANKLIN POWER PRODUCTS, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

INTERNATIONAL FUEL SYSTEMS, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

POWER INVESTMENTS MARINE, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Treasurer & Secretary

MARINE CORPORATION OF AMERICA,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Treasurer & Secretary

POWRBILT PRODUCTS, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

WORLD WIDE AUTOMOTIVE, L.L.C.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

BALLANTRAE CORPORATION,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

WILLIAMS TECHNOLOGIES, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

REMY POWERTRAIN, L.P.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Finance & Secretary

M & M KNOPF AUTO PARTS, L.L.C.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

REMAN HOLDINGS, L.L.C.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

REMY INTERNATIONAL, INC.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary

JAX REMAN, L.L.C.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Assistant Secretary

REMY REMAN, L.L.C.,

By:	/s/ David E. Stoll
	Name:	David E. Stoll
	Title:	Vice President, Treasurer & Secretary